 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2021

Forest Road Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40181	86-1376005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (917) 310-3722

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fifth of one Redeemable Warrant	FRXB.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	FRXB	The New York Stock Exchange
Redeemable Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	FRXB.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Forest Road Acquisition Corp. II (the “Company,” “we”, “our” or “us”) is filing this Amendment No. 1 (“Amendment No. 1”) to the Current Report on Form 8-K, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2021 (the “Original Form 8-K”), solely to amend and restate the audited balance sheet and related footnote disclosures as of March 12, 2021 which were filed as an exhibit to the Original Form 8-K (the “Original Financial Statement”).

Background of Restatement

The Company has re-evaluated its application of ASC 480-10-S99-3A to its accounting classification of the redeemable Class A common stock, par value $0.0001 per share (the “Public Shares”), issued as part of the units sold in the Company’s initial public offering (the “IPO”) on March 12, 2021. Historically, a portion of the Public Shares was classified as permanent equity to maintain stockholders’ equity greater than $5 million on the basis that the Company will not redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001, as described in the Company’s amended and restated certificate of incorporation (the “Charter”). Pursuant to such re-evaluation, the Company’s management has determined that the Public Shares include certain provisions that require classification of all of the Public Shares as temporary equity regardless of the net tangible assets redemption limitation contained in the Charter. In addition, in connection with the change in presentation for the Public Shares, the Company determined that it should restate its earnings per share calculation to allocate income and losses shared pro rata between the two classes of shares. This presentation contemplates a business combination as the most likely outcome, in which case, both classes of shares share pro rata in the income and losses of the Company. On December 15, 2021, the audit committee of the board of directors of the Company (the “Audit Committee”) determined, after discussion with its advisors, that the Company’s (i) audited balance sheet as of March 12, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on March 18, 2021 (the “Post-IPO Balance Sheet”), (ii) unaudited financial statements as of and for the quarter ended March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed on May 24, 2021 and (iii) unaudited financial statements as of and for the quarter ended June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed on August 13, 2021 ((ii) and (iii) collectively, the “Affected Periods”) should no longer be relied upon and should be restated to report all Public Shares as temporary equity. As such, the Company restated the Company’s financial statements for the Affected Periods in an amendment to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and is restating the Post-IPO Balance Sheet in this Amendment No. 1.

The restatement does not have an impact on the Company’s cash position or amount held in the Company’s trust account.

The Original Financial Statement that has been previously filed as an exhibit for this period is superseded by the information in this Amendment No. 1 and the Original Financial Statement should no longer be relied upon. On December 16, 2021, the Company filed a report on Form 8-K disclosing the non-reliance on the Original Financial Statement.

Item 8.01 Other Events.

On March 12, 2021, the Company consummated its IPO of 35,000,000 units (the “Units”), which included 4,500,000 units issued pursuant to the partial exercise by the underwriters of their over-allotment option. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-fifth of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $350,000,000.

On March 12, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 6,000,000 warrants (the “Private Placement Warrants”) to Forest Road Acquisition Sponsor II LLC, the Company’s sponsor, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $9,000,000.

A total of $350,000,000, comprised of $343,000,000 of the proceeds from the IPO (which amount includes $12,250,000 of the underwriters’ deferred discount) and $7,000,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of March 12, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

99.1	Audited Balance Sheet as of March 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2022

FOREST ROAD ACQUISITION CORP. II

By:	/s/ Thomas Staggs
Thomas Staggs
Co-Chief Executive Officer

3